EXHIBIT  12.1

Hand & Hand
34145 Pacific Coast Highway, #379
Dana Point, CA 92629
(949) 489-2400
(949) 489-0034 Facsimile



September 29, 2015


Media Assets Group, Inc.
P.O. Box 48899A
Los Angeles, CA 90048

	Re:	Offering Statement on
		Form 1-A (the "Offering Statement")

Gentlemen:

	You have requested our opinion as to the legality of the issuance by you (the "Corporation") of up to 200,000,000 shares of common stock ("Shares"), as further described in the Offering Statement transmitted for filing on the date set forth above to the U.S. Securities and Exchange Commission.

	As your counsel, we have reviewed and examined the following:

	1.	The Articles of Incorporation of the Corporation;
	2.	The Bylaws of the Corporation;
	3.	A copy of certain resolutions of the Corporation; and
	4.	The Offering Statement, as proposed to be filed

	In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

	Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Offering Statement, if sold as described in the Offering Statement, will be legally issued, fully paid and non-assessable.

	No opinion is expressed herein as to the application of state securities or Blue Sky laws. Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Business Corporation Act of the Wyoming (including the statutory provisions, all applicable provisions of the Wyoming constitution and reported judicial decisions interpreting the foregoing). This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

	We consent to any reference to our firm name in the Offering Circular filed as a part of the Offering Statement and the use of our opinion in the Offering Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.


Very truly yours,

/s/ Hand & Hand
HAND & HAND